Exhibit 10.13

LOAN AGREEMENT

This Loan Agreement (“Agreement”) dated as of July 16, 2001 (the “Effective Date”), is by and between LATITUDE COMMUNICATIONS, INC., a Delaware corporation (the “Lender”), and RICK M. McCONNELL AND ANGELA A. McCONNELL (together, the “Borrowers”).

The Borrowers desire to borrow, and the Lender is willing to lend to the Borrowers, the amount of $400,000 on a secured basis under the terms and conditions of this Agreement.

The Lender and the Borrowers agree as follows:

1.             The Loan.  Subject to the terms and conditions contained herein, the Lender will lend to the Borrowers the amount of $400,000 (the “Loan”) on the date hereof.  The Loan and all obligations hereunder shall be due and payable on the date four years following the date of this Agreement, provided, however, that the Borrowers may prepay without penalty all or part of the Loan and the accrued interest thereunder at any time.

2.             The Note.  In consideration of the Lender’s delivery of the Loan, the Borrowers will execute a promissory note (the “Note”) in the form attached hereto as Exhibit A in the principal amount of the Loan and bearing interest at 5.02% per annum, compounded anually.

3.             Deed of Trust.  The Note shall be secured by a deed of trust in a form acceptable to the Lender (the “Deed of Trust”) given by the Borrowers to the Lender with respect to the Borrowers’ principal residence located at 753 Berry Avenue, Los Altos, CA 94024 (the “Property”).  The Lender may, if the Lender so elects, but without obligation to do so, at any time during the term of this Agreement record the Deed of Trust against the Property in the official records of the county in which the Property is located.  The Lender agrees that the Property shall be released as collateral and the Deed of Trust shall be released in full and cancelled on the Loan Repayment Date, and that Lender will take all reasonable actions to accomplish the foregoing release, including recording certain documents.

4.             Representations and Covenants of Borrowers.  Subject to the Schedule of Exceptions (if any) attached as Exhibit B, the Borrowers hereby jointly and severally make the following representations and warranties to the Lender, and acknowledge that the Lender is relying on such representations in making the Loan:

(a)           The Borrowers have the legal capacity to enter into and perform their obligations under this Agreement, the Note and the Deed of Trust (the “Transaction Documents”).  The Transaction Documents have been duly executed and delivered by the Borrowers and constitute, legal, valid and binding agreements of the Borrowers enforceable against the Borrowers in accordance with their respective terms.  The Note will be free of restrictions on transfer other than under applicable federal and state securities laws and as provided herein.

(b)           No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Authority (as defined below) or any other person is required to be made or obtained by the Borrowers in order to execute or deliver the Transaction Documents or to consummate the transactions contemplated hereby or thereby other than the recording of the Deed of Trust to perfect the security interest in the Property.  “Authority” shall mean any government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, arbitrator or mediator, in each case whether federal, state, local or foreign.

(c)           Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby nor the performance of or compliance with the terms and conditions in the Transaction Documents will (i) violate any Law (as defined below); (ii) conflict with or result in a breach or violation of or a default or loss of benefit under or permit the acceleration of any obligation under any provision of any agreement or instrument to which any Borrower is a party or by which any Borrower or any of the Borrowers’ properties is bound, or (iii) except as provided in the Deed of Trust, result in the creation or imposition of any Lien (as defined below) on any property or asset of any Borrower.  “Law” shall mean any judgment, decree, order, statute, law, ordinance, rule or regulation of any Authority (including common law), constitution, statute, treaty, regulation, rule, ordinance, judgment, order, foreign injunction, writ, decree or award of any Authority.  “Lien” shall mean any voluntary or involuntary lien, security interest, mortgage, pledge, charge, encumbrance, title defect or title retention agreement, except for such liens which individually and in the aggregate do not exceed $10,000.

(d)           There are no claims, prosecutions, actions, demands, suits, arbitrations, proceedings, hearings, studies, investigations or reviews pending or, to the best of the Borrowers’ knowledge, threatened against or affecting the Borrowers or any of their respective properties or assets at law, in equity or otherwise, in, before or by any Authority.  The Borrowers do not know of any reasonably likely basis for any such claims, prosecutions, actions, demands, suits, arbitrations, proceedings, hearings, studies, investigations or reviews.

(e)           The Borrowers have good and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of their properties and assets of whatever kind (whether real or personal, tangible or intangible) free and clear of any Liens.

(f)            No Event or Default (as defined below) has occurred.

5.             Covenants.  The Borrowers hereby covenant that so long as the Note is outstanding:

(a)           The Borrowers shall promptly give written notice to the Lender of:

i)              Any Event of Default or any event which, upon giving of notice or lapse of time or both, would constitute an Event of Default; and

ii)             any event or occurrence which would cause any of the representations or warranties set forth in the Transaction Documents to be inaccurate or not true in any material respect at any time after the date of this Agreement.

(b)           The Borrowers shall not create, incur, assume or permit to exist Liens on any of its property except as set forth on the Schedule of Exceptions.

(c)           The Borrowers shall comply in all material respects with all Laws to which they or their properties or assets are or may become subject.

6.             Events of Default and Remedies.

(a)           Events of Default.  Any one or more of the following shall constitute an “Event of Default”:

i)              The Borrowers default in the payment of any principal or interest due under the Note when the same shall have become due;

ii)             the Borrowers fail to observe or perform any covenant, condition or agreement in any of the Transaction Documents, which is not remedied within 10 days after the Lender notifies the Borrowers that such failure has occurred; provided that such 10 day period shall be reduced by the number of days that a Borrower knew of such failure, but shall in no event be reduced to less than 5 days;

iii)            any representation or warranty made by the Borrowers in any of the Transaction Documents shall prove to have been false, incorrect, incomplete or misleading in any material respect when made or deemed made, such representation or warranty continues to be material and the Borrowers shall fail to correct the fact or circumstance which made such representation or warranty materially false, incorrect, incomplete or misleading within 10 days after the Lender notifies the Borrowers of such misrepresentation; provided that such 10 day period shall be reduced by the number of days in excess of 5 days that a Borrower knew the information that caused such representation or warranty to be false, incorrect, incomplete or misleading in such material respect, but shall in no event be reduced to less than 5 days;

iv)           entry of a decree or order by a court of competent jurisdiction for relief in respect of a Borrower in any involuntary case under applicable bankruptcy, insolvency or other similar Laws now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of a Borrower or any substantial part of his or her assets, or ordering the winding up or liquidation of either or their affairs, if such decree or order shall remain unstayed and in effect for a period of 60 days; or

v)            commencement by a Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar Laws now or hereafter in effect, or consent by a Borrower to the entry of an order for relief in any involuntary case under any such Law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, sequestrator or similar official of a Borrower or any substantial part of its property, or any general assignment by a Borrower for the benefit of creditors, or failure by a Borrower generally to pay its debts as they become due, or any action by a Borrower in furtherance of any of the foregoing.

(b)           If any one or more of the foregoing Events of Default occur, the Lender may at any time (unless all defaults shall theretofore have been remedied) declare the entire unpaid principal of and all accrued interest on the Note immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers.  On any such acceleration of the maturity of the Note, the Borrowers shall immediately pay to the Lender, in lawful money of the United States, the entire principal balance unpaid on such Note and interest accrued and unpaid on the Loan to the date of such payment.

7.             Term and Termination.  The term of this Agreement shall begin on the Effective Date and end on the date all amounts under the Note are repaid in full.

8.             Miscellaneous Provisions.

(a)           Loss, Theft, Etc. of Note.  Upon receipt of evidence reasonably satisfactory to the Borrowers of the loss, theft, mutilation or destruction of the Note and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Borrowers, or in the event of such mutilation upon surrender and cancellation of such Note, the Borrowers will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.  If the Lender is the owner of any such lost, stolen or destroyed Note, then the affidavit of the Lender setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Borrowers.

(b)           Powers and Rights Not Waived: Remedies Cumulative.  No delay or failure on the Lender’s part in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other power or right, and the Lender’s rights and remedies are cumulative to and are not exclusive of any rights or remedies the Lender would otherwise have, and no waiver or consent given or extended pursuant hereto shall extend to or affect any obligation or right not expressly waived or consented to.

(c)           Successors and Assigns.  This Agreement shall inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.  The Borrowers may not assign their rights and/or duties under this Agreement to a third party without the prior written consent of the Lender, which may be withheld in its sole discretion.

(d)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware.

(e)           Entire Agreement.  The Transaction Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

(f)            Modification.  This Agreement shall not be amended without the written consent of both parties hereto.

(g)           Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.  The Borrowers acknowledge that the Lender has made no representation or warranty to the Borrowers concerning the income tax consequences of the Loan, and the Borrowers shall be solely responsible for ascertaining and bearing such tax consequences.

(h)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(i)            Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be personally delivered or sent by prepaid registered or certified mail, return receipt requested, or overnight express courier or facsimile transmission, addressed to the other party at the address shown below or at such other address for which such party gives prior written notice of hereunder.  Notices sent by registered or certified mail shall be deemed to have been delivered 72 hours after deposit in the United States mail.  Notice delivered by overnight express courier or facsimile shall be deemed delivered upon receipt, as evidenced by facsimile confirmation or overnight courier confirmation thereof.

(j)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(k)           Further Acts.  Each party hereto agrees to execute, acknowledge and deliver or to cause to have executed, acknowledged and delivered, such other and further instruments and documents as may reasonably be requested by the other to carry out the purposes of this Agreement.

(l)            Voluntary Execution; Legal Counsel.  This Agreement and the exhibits hereto are executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of creating the obligations and security interests described herein and therein.  The parties acknowledge that:  (a) they have read this agreement and the exhibits hereto; (b) they have been represented in the preparation, negotiation, and execution of this Agreement and exhibits hereto by legal counsel of their own choice or they have voluntarily declined to seek such counsel; (c) they understand the terms and consequences of this Agreement and the exhibits hereto and of the obligations and security interests they create; and (d) they are fully aware of the legal and binding effect of this Agreement and the exhibits hereto.

(m)          Survival.  Each of the obligations of Borrowers hereunder, and the liability of Borrowers for any failure of the representations or warranties set forth herein to be accurate and complete, shall survive the closing of the Loan described herein for the entire term of the Loan.

[signature page follows]

The undersigned have executed this Loan Agreement as of the date first written above.

BORROWERS:

/s/ Rick M McConnell
RICK M. McCONNELL

/s/ Angela A. McConnell

ANGELA A. McCONNELL

Address:

LENDER:

LATITUDE COMMUNICATIONS, INC.

By:	/s/ Emil C.W. Wang

Name:	Emil C. W. Wang

Title:	CEO

EXHIBIT B

SCHEDULE OF EXCEPTIONS

                This Schedule of Exceptions is made and given pursuant to Section 5 of the Loan Agreement dated as of the date hereof (the “Loan Agreement”), by and among RICK M. McCONNELL AND ANGELA A. McCONNELL (together, the “Borrowers”) and LATITUDE COMMUNICATIONS, INC. (the “Lender”).  The information disclosed hereunder shall be deemed to be disclosed and incorporated into any section number under the Loan Agreement where disclosure would be appropriate.  Any terms used in this Schedule of Exceptions shall have the meaning defined for them in the Loan Agreement unless otherwise defined herein.

[To be completed by Borrowers -- check one box only]

1.             ☒            There are no exceptions to the Borrowers’ representations and covenants set forth in Section 4.

2.             ☐            The following are exceptions to the Borrowers’ representations and covenants set forth in Section 4:

EXHIBIT A

SECURED FULL-RECOURSE PROMISSORY NOTE

$400,000.00	Santa Clara, California
July 16, 2001

                FOR VALUE RECEIVED, the undersigned, Rick M. McConnell and Angela A. McConnell (together, the "Borrowers") promise to pay to Latitude Communications, Inc., a Delaware corporation ("Lender"), or order, at the principal office of Lender, or at such other place as Lender may from time to time designate in writing, the sum of Four Hundred Thousand Dollars ($400,000.00), plus accrued and unpaid interest thereon.  Except as provided below in the case of a default in payment, the principal amount of this Note shall bear interest at a rate of 5.02% per annum, compounded annually.  The entire unpaid balance, principal and interest, shall be due and payable four years from the date of this Note (the “Due Date”).

                1.             Definitions. The following terms used in this Agreement shall have the following meanings:

(a)           “Cause” shall mean (i) gross negligence or willful misconduct in the performance of the Employee’s duties to the Company; (ii) repeated unexplained or unjustified absence from the Company; (iii) a material and willful violation of any federal or state law; (iv) refusal or failure to act in accordance with any specific direction or order of the Company; (v) commission of any act of fraud with respect to the Company; or (vi) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined by the Board of Directors of the Company.

(b)           “Change of Control” means the occurrence of any of the following events:

(i)            The stockholders of the Company approve an agreement for the sale of all or substantially all of the assets of the Company; or

(ii)           The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)          Completion of a tender or exchange offer or other transaction or series of transactions resulting in less than a majority of the outstanding voting shares of the surviving corporation being held, immediately after such transaction or series of transactions, by the holders of the voting shares of the Company outstanding immediately prior to such transaction or series of transactions.

(c)           “Employee” shall mean Rick M. McConnell.

(d)           “Company” shall mean Latitude Communications, Inc. or such surviving entity immediately after a Change of Control.

(d)           “Involuntary Termination” shall mean (i) without the Employee’s express written consent, the significant reduction of the Employee’s duties, authority or responsibilities, relative to the Employee’s duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities; (ii) without the Employee’s express written consent, a substantial reduction, without good business reasons, of the facilities and prerequisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a material reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee’s overall benefits package is significantly reduced; (v) any purported termination of the Employee by the Company which is not effected for Cause, or any purported termination for which the grounds relied upon are not valid; or (vi) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the Employee.

(e)           “Termination Date” shall mean (i) the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Employee notice of termination, the Employee notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (ii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Company.

(f)            “Loan Agreement” shall mean the Loan Agreement between the Company and the Borrowers, dated as of the date hereof.

2.             Termination.

(a)           Involuntary Termination.  If the Employee’s employment with the Company is Involuntarily Terminated for any reason other than for Cause, all of the then outstanding principal and accrued interest under this Note shall become due and payable either within twenty four months following the Termination Date or on the Due Date, whichever occurs earlier.

(b)           Voluntary Termination.  If the Employee voluntarily terminates his employment with the Company, all of the then outstanding principal and accrued interest under this Note shall become due and payable either within twelve months following the Termination Date or on the Due Date, whichever occurs earlier.

(c)           Termination For Cause.  If the Employee’s employment with the Company is terminated for Cause, all of the then outstanding principal and accrued interest under this Note shall become due and payable immediately.

                3.             Borrowers’ Obligations.  Borrowers shall grant Lender a security interest in certain real property located at 753 Berry Avenue, Los Altos, California 94024 (the "Property") and shall cooperate in any manner and take such actions requested by Lender to grant, memorialize and perfect such security interest under all applicable laws, including but not limited to the preparation and filing of a customary land mortgage covering the Property, which land mortgage shall provide, among other things, that upon default by Borrowers upon the covenants and agreements under such land mortgage, the holder of this Note may declare the entire principal amount outstanding under this Note, and any accrued interest thereon, to be immediately due and payable.

                4.             Acceleration.  If an Event of Default (as defined in the Loan Agreement) shall occur, or if the Borrowers shall sell, convey or alienate the Property, or any part thereof, or any interest therein, or shall be divested of their title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the holder hereof being first had and obtained, the holder of this Note shall have the right, at its option, to declare any indebtedness or obligations hereunder immediately due and payable.  Borrowers shall notify the holder of this Note promptly in writing of any transaction which may give rise to such right of acceleration.  Borrowers shall pay to the holder of this Note direct, ascertainable and documented damages the holder may sustain by reason of Borrowers' breach of the covenant of notice contained in this paragraph.

                5.             Payment.  Amounts due under this Note shall be payable in lawful money of the United States of America and in immediately available funds free and clear of and without deduction for any present or future taxes, restrictions or conditions of any nature.  Any installment of principal due under this Note which is not paid when due shall bear interest at the rate of ten percent (10%) per annum, or, if less, the highest rate permitted by law from the date such payment became due until paid.  All payments under this Note shall be applied first to any accrued and unpaid interest and then to principal.  Borrowers shall have the right to pay, without penalty or premium, all or any portion of the outstanding principal amount of this Note prior to the date for payment specified above.

                6.             Full Recourse.  Borrowers acknowledge that notwithstanding the foregoing, the obligations under this Note are with full recourse to Borrowers and Borrowers shall have full personal liability for any amounts of principal or interest, or any other payments due under this Note, without regard to the value of the Property.

                7.             Action to Collect on Note.  Borrowers waive presentment, protest and demand, the notice of protest, demand, dishonor and nonpayment of this Note and diligence in taking any action to collect any amounts owing under this Note by proceeding against any of the rights and interests in and to the Property, securing the payment of this Note.  If action is instituted on this Note, Borrowers agree to pay such reasonable sum as attorney's fees as the court may fix and award in such action.

                IN WITNESS WHEREOF, Borrowers have executed this Note as of the date first written above.

/s/ Rick M. McConnell
Rick M. McConnell

/s/ Angela A. McConnell
Angela A. McConnell